Exhibit 10

INCREASE AGREEMENT AND THIRD AMENDMENT
TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made effective as of December 12, 2016 (the “Effective Date”), among MATRIX SERVICE COMPANY, a Delaware corporation (the “Company”), the undersigned Canadian Borrowers (together with the Company, the “Borrowers”), the Lenders, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) for the Lenders, and amends the Third Amended and Restated Credit Agreement dated as of November 7, 2011, among the Company, the Canadian Borrowers, the Administrative Agent and the Lenders, as previously amended by (a) the First Amendment to Third Amended and Restated Credit Agreement dated as of March 13, 2014, and (b) the Second Amendment to Third Amended and Restated Credit Agreement dated as of May 3, 2016 (as so amended, the “Existing Credit Agreement” and, as further amended by this Amendment, the “Credit Agreement”).
The Administrative Agent, the Lenders and the Borrowers agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment (including terms used in the preamble) have the meanings provided in the Existing Credit Agreement.

2.Revolving Commitment Increase.

(a)    Pursuant to Section 2.04 of the Existing Credit Agreement, the Aggregate Revolving Loan Commitments are increased to $250,000,000.00. Each Lender’s Revolving Loan Commitment is as set forth on the attached Schedule 2.01 to this Amendment, which amends and supersedes Schedule 2.01 to the Existing Credit Agreement in its entirety. After giving effect to the foregoing Revolving Commitment Increase, there is $0 in available capacity for any further Revolving Commitment Increases. The maximum aggregate amount of (i) Canadian Dollar Loans permitted under the Credit Agreement is increased to $50,000,000.00, (ii) Swingline Loans permitted under the Credit Agreement remains $20,000,000.00, and (iii) Canadian Dollar Swingline Loans permitted under the Credit Agreement remains $5,000,000.00.

(b)    Each Lender consents to the Revolving Loan Commitments set forth on Schedule 2.01 to this Amendment, to be effective on the Effective Date, and agrees to make allocations among themselves on the Effective Date so that each Lender’s pro rata share of all outstanding Loans is equal to that Lender’s pro rata share of the Revolving Loan Commitments (as amended). The reallocation of the Revolving Loan Commitments and Loans among the Lenders on the Effective Date will be deemed to have been consummated pursuant to an Assignment and Assumption attached as Exhibit A to the Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to the reallocation.

(c)    If, as a result of the reallocation effected under this Section 2, any Lender incurs any loss, cost or expense as a result of any payment of a Eurodollar Loan or CDOR Loan before the last day of the Interest Period applicable thereto (whether such payment is by the Borrowers or by reallocation of the outstanding Eurodollar Loans or CDOR Loans) and such Lender makes a request for compensation, the Borrowers shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender under Section 2.16 of the Credit Agreement.

3.Other Amendments to Credit Agreement. The Existing Credit Agreement is further amended as follows:

(a)    The following definitions are added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

“Acquisition Adjustment Period” means a period elected by the Company by giving notice to the Administrative Agent, beginning with the purchase price funding date for any Material Acquisition (or in the case of a series of Acquisitions described in subpart (c) of the definition of Material Acquisition, the purchase price funding date of the first Acquisition that caused the series of Acquisitions to qualify as a Material Acquisition) and continuing through the earlier of (a) the last day of the period of four consecutive fiscal quarters beginning with the fiscal quarter in which the Material Acquisition occurred, or (b) the Company’s election to terminate the Acquisition Adjustment Period by giving notice to the Administrative Agent. Following termination of an Acquisition Adjustment Period, the next Acquisition Adjustment Period may not commence until the first day of the third fiscal quarter following the fiscal quarter in which the prior Acquisition Adjustment Period terminated.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Houston Acquisition” means the Acquisition by the Company or one of its Subsidiaries of all of the outstanding Equity Interests in, or substantially all assets of, Houston Interests, LLC, an Oklahoma limited liability company, such Acquisition currently expected to close on or around December 12, 2016.
“Impacted Lender” means Bank of America, N.A.
“Material Acquisition” means each of (a) the Houston Acquisition, (b) any individual Acquisition by the Company or any of its Subsidiaries in which the aggregate consideration paid for such Acquisition equals or exceeds $50,000,000.00, and (c) any series of Acquisitions by the Company and its Subsidiaries in the same fiscal quarter in which the aggregate consideration paid for all such Acquisitions equals or exceeds $50,000,000.00. Nothing in this definition permits any Acquisition by the Company or its Subsidiaries not otherwise expressly permitted by this Agreement.
(b)        The following is added to the end of Section 5.05 of the Existing Credit Agreement:

With respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the Company or its applicable Subsidiary (A) has obtained and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property ceases to be financially sound and reputable, in which case, the Company shall (or shall cause its applicable to Subsidiary) to promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Impacted Lender may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent or the Impacted Lender, will deliver to the Administrative Agent or the Impacted Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the

Administrative Agent and the Impacted Lender, including, without limitation, evidence of annual renewals of such insurance.
(c)        The following is added to the end of Section 5.11 of the Existing Credit Agreement:

Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by the Company or any of its Subsidiaries until the Administrative Agent has received written confirmation from the Impacted Lender that flood insurance due diligence and flood insurance compliance has been completed by the Impacted Lender (such written confirmation not to be unreasonably conditioned, withheld or delayed). If the Impacted Lender has not informed the Administrative Agent and the Company of any outstanding flood diligence requirements by the date that is thirty (30) days after the date on which the Administrative Agent made available to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Company of that fact and (if applicable) notification to the Company that flood insurance coverage is not available and (B) evidence of the receipt by the Company of such notice; and (iii) if such notice is required to be provided to the Company and flood insurance is available in the community in which such real property is located, evidence of required flood insurance with respect to any such Mortgage, Impacted Lender will be deemed to have completed its flood insurance due diligence and flood insurance compliance and to have consented to such Mortgage.
(d)        Section 6.14 of the Existing Credit Agreement is amended and restated in its entirety as follows:

SECTION 6.14.    Senior Leverage Ratio. The Company will not permit its Senior Leverage Ratio, determined as of the end of each of its fiscal quarters, to exceed (a) 3.00 to 1.00 during any Acquisition Adjustment Period, or (b) 2.50 to 1.00 at all other times.
(e)        The following is added as a new Section 9.17 to the Existing Credit Agreement:

SECTION 9.17.    MIRE Events. Each of the parties to this Agreement acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Revolving Loan Commitments or Loans (but excluding (i) any continuation or conversion of Borrowings, (ii) the making of any Revolving Loans or Swingline Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon) (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Law and as otherwise reasonably required by the Administrative Agent and (2) the Administrative Agent shall have received written confirmation from the Impacted Lender that flood insurance due diligence and flood insurance compliance has been completed by the Impacted Lender (such written confirmation not to be unreasonably withheld, conditioned or delayed).
4.Consent and Waiver. The Administrative Agent and the Lenders (a) consent to the Houston Acquisition, (b) agree that, the Houston Acquisition will not constitute a Default or Event of Default under Article VII(d) of the Credit Agreement as a result of Borrowers failing to comply with Section 6.04(h)(vi) of the Credit Agreement, and (c) waive any Default or Event of Default described in the preceding subsection (b) that would otherwise occur as a result of the Houston Acquisition.

5.Houston Acquisition Joinder Documentation and other Related Credit Facility Delivery Requirements. The Administrative Agent and the Lenders agree that, with respect to the Houston Acquisition, the Borrowers shall have seventy-five (75) days after consummation of the Houston Acquisition to comply with the requirements of Section 6.04(h)(ix).

6.Effect of this Amendment; Defaults Unaffected. This Amendment is limited precisely as provided and is applicable only to the provisions of the Existing Credit Agreement and Credit Agreement described above, and is not a waiver of, amendment to, consent to or modification of any other term or provision of any of the other Loan Documents, or of any other event, condition, or transaction on the part of the Credit Parties or any other Person. Nothing in this Amendment will prejudice, act as, or be deemed to be a waiver of any Default or Event of Default or any right or remedy available to Administrative Agent or any Lender by reason of the occurrence or existence of any Default or Event of Default.

7.Conditions. This Amendment (other than Section 9 below, which is effective immediately upon this Amendment’s execution and delivery) will be effective as of the Effective Date upon satisfaction of the following conditions:

(a)    Administrative Agent’s receipt of an original, facsimile or portable document format (PDF) copy (followed promptly by originals) of the following, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the date of the Amendment) and each in form and substance satisfactory to Administrative Agent and its legal counsel:

(i)this Amendment, properly executed and delivered by the Borrowers and the Lenders;

(ii)Ratifications of and Amendments to the Existing Guarantees in favor of the Administrative Agent, properly executed and delivered by the Guarantors;

(iii)Ratifications of and Amendments to the Security Instruments in favor of the Administrative Agent, properly executed and delivered by the appropriate Credit Parties;

(iv)a Note executed by Borrowers in favor of each Lender requesting a Note;

(v)certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of each Credit Party as the Administrative Agent requires evidencing the identity, authority and capacity of each officer thereof authorized to act as an Authorized Officer in connection with this Amendment and the other Loan Documents to which such Credit Party is a party;

(vi)a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Conner & Winters, LLP, counsel for the Borrowers and the Subsidiaries;

(vii)a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Baker & McKenzie, LLP, special Canadian counsel for the Canadian Borrowers; and

(viii)any other document or instruments requested by the Administrative Agent;

(b)    The Borrower’s payment to the Administrative Agent of any fees separately agreed to by Borrowers and the Administrative Agent; and

(c)    If required by the Administrative Agent, the Borrowers’ payment of all fees due to Lenders in connection with this Amendment and all reasonable fees, expenses and disbursements of any law firm or other external counsel for Administrative Agent to the extent invoiced, plus counsel’s reasonable estimate of additional fees, expenses and disbursements to be incurred by it through and after closing of this Amendment (provided that any estimate will not preclude a final settling of accounts between the Borrowers and

Administrative Agent). The Administrative Agent’s election to not require Borrowers to pay all such fees and expenses as a condition to the effectiveness of this Amendment will not excuse Borrower’s obligation to do so promptly upon the Administrative’ Agent’s demand.

8.Acknowledgment and Ratification; Representations and Warranties. The Borrowers acknowledge and agree that the Credit Agreement remains in full force and effect. Each Borrower represents and warrants to the Lenders that as of the date of execution of this Amendment and as of the Effective Date:

(a)    the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, in which case they are true and correct as of such earlier date, and for purposes of this Amendment the representations and warranties contained in subsection (a) of Section 3.04 are deemed to refer to the most recent financial statements furnished by the Borrowers pursuant to clauses (a) and (b) of Section 5.01.

(b)    no Default or Event of Default exists;

(c)    no Credit Party owns or has any interest in any “commercial tort claim” (as that term is defined in 12A Okla. Stat. § 1-9-102(a)(13)) that has not been specifically described in a Security Agreement as part of the Collateral;

(d)    each Borrower’s execution, delivery and performance of this Amendment has been duly authorized by all necessary organizational action and do not and will not contravene the terms of any of the Borrower’s respective organizational documents, any law or any indenture, loan or credit agreement, or any other material agreement or instrument to which any Borrower is a party or by which it is bound or to which it or its properties are subject;

(e)    no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the Borrower’s execution, delivery or performance of this Amendment or for the Amendment’s validity or enforceability; and

(f)    this Amendment constitutes each Borrower’s legal, valid and binding obligation, enforceable against each Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and by judicial discretion regarding the enforcement of or any applicable laws affecting remedies (whether considered in a court of law or a proceeding in equity).

9.Releases. As further consideration for Administrative Agent’s and the Lenders’ entry into this Amendment, each Borrower, for itself and on behalf of all its predecessors, successors, assigns, agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys (collectively the “Releasing Parties”), releases and forever discharges the Administrative Agent and each Lender and their respective successors, assigns, partners, directors, officers, agents, attorneys, and employees from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, whether past, present or future, now held, owned or possessed by the Releasing Parties, or any of them, or which the Releasing Parties or any of them may, as a result of any actions or inactions occurring on or prior to the date hereof, hereafter hold or claim to hold under common law or statutory right, arising, directly or indirectly out of any Loan or any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby. Each Borrower understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or which may hereafter be filed or prosecuted by any of the Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties, in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is not an admission of liability.

10.Governing Law; Miscellaneous. This Amendment is governed by the internal laws of the State of Oklahoma. Unless stated otherwise, (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, and (c) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

11.Electronic Signatures. This Amendment and the other Loan Documents may be transmitted and/or signed by facsimile or digital signature and/or transmission. The effectiveness of any such signatures shall have the same force and effect as manually-signed originals and shall be binding on all parties to this Amendment and the other Loan Documents.
[Signature Pages Attached]

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
BORROWERS:
Matrix Service Company, a Delaware corporation, Matrix Service Canada ULC, an Alberta unlimited liability corporation, Matrix SME Canada ULC (f/k/a Matrix Service Industrial Contractors ULC), a Nova Scotia unlimited liability corporation, and Matrix North American Construction Ltd., an Ontario Canada company

By:    /s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President or Treasurer

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Lender and Issuing Bank

By:    /s/ David Jackson
David Jackson, Executive Director

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
JPMORGAN CHASE BANK, N.A., Toronto Branch

By:        /s/ Michael N. Tam
Name:    Michael N. Tam
Title:    Senior Vice President

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
Wells Fargo Bank, N.A., Canadian Branch

By:        /s/ Raj Bakhshi
Name:    Raj Bakhshi
Title:    Vice President

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
BANK OF MONTREAL (United States)

By:        /s/ John Dillon
Name:    John Dillon
Title:    Director

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
BANK OF MONTREAL (Canada)

By:        /s/ Helen Alvarez - Hernandez
Name:    Helen Alvarez - Hernandez
Title:    Director

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
BOKF, NA d/b/a Bank of Oklahoma

By:        /s/ Paul Johnson
Name:    Paul Johnson
Title:    Vice President

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
FIFTH THIRD BANK, Operating through its Canadian Branch

By:        /s/ Ramin Ganjavi
Name:    Ramin Ganjavi
Title:    Director

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
FIFTH THIRD BANK

By:        /s/ Matthew Lewis
Name:    Matthew Lewis
Title:    Vice President

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
BANK OF AMERICA, N.A.

By:        /s/ Lisa M. Chrzanowski
Name:    Lisa M. Chrzanowski
Title:    Senior Vice President

THIS INCREASE AGREEMENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is executed and delivered by the parties as of the day and year first above written.
BANK OF AMERICA, N.A. (Canada Branch)

By:        /s/ Medina Sales de Andrade
Name:    Medina Sales de Andrade
Title:    Vice President

SCHEDULE 2.01
Revolving Lenders and Revolving Loan Commitments

Lender	Revolving Loan Commitment	Canadian Sublimit	Percentage Allocation
JPMorgan Chase Bank, N.A.	$60,000,000.00	$12,000,000.00	24.00%
Wells Fargo Bank, N.A.	$47,500,000.00	$9,500,000.00	19.00%
Bank of Montreal	$43,750,000.00	$8,750,000.00	17.50%
Bank of Oklahoma	$37,500,000.00	$7,500,000.00	15.00%
Bank of America, N.A.	$31,250,000.00	$6,250,000.00	12.50%
Fifth Third Bank	$30,000,000.00	$6,000,000.00	12.00%
Total	$250,000,000.00	$50,000,000.00	100.00%

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